SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           Thermo Electron Corporation
             (Exact Name of Registrant as Specified in its Charter)

Delaware                                                         04-2209186
-------------------------                              -------------------------
(State of Incorporation                                    (I.R.S. Employer
or Organization)                                        Identification No.)

81 Wyman Street,
Waltham, Massachusetts                                           02454-9046
-------------------------                              -------------------------
(Address of Principal Executive Offices)                         (Zip Code)

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities  Act  registration  statement file number to which this form relates:
__________ (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                         Name of Each Exchange on Which Each
To be so Registered                                   Class is to be Registered
--------------------------------          --------------------------------------
4% Convertible Subordinated                       American Stock Exchange, Inc.
Debentures due 2005


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                     -----
                                (Title of Class)

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      This Form 8-A is being filed by Thermo Electron Corporation to reflect the fact that it has assumed the obligations of Thermo Instrument Systems Inc. under its 4% Convertible Subordinated Debentures due 2005 (the "Debentures") as a result of the merger, effective June 30, 2000, of Thermo Instrument with and into Thermo Electron. Information concerning the Debentures registered hereunder is included in the sections captioned "Description of Debt Securities of the Company and the Guarantees" in the prospectus dated August 1, 1997 and "Description of Debentures and the Guarantees" in the prospectus supplement dated January 15, 1998, which prospectus and prospectus supplement were filed with the Commission under Rule 424 as a part of Thermo Instrument's Registration Statement on Form S-3 [File No. 333-32031 and 333-32031-01], which information is incorporated by reference herein. In addition, as a result of the merger, in which holders of Thermo Instrument common stock (other than Thermo Electron and stockholders properly exercising appraisal rights) received 0.85 shares of common stock of Thermo Electron in exchange for each Thermo Instrument share, the Debentures are now convertible into Thermo Electron common stock at a conversion price of $41.94 per share.

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  THERMO ELECTRON CORPORATION


                                  By:     /s/ Theo Melas-Kyriazi
                                          --------------------------------------
                                          Theo Melas-Kyriazi
                                          Vice President and Chief Financial
                                          Officer

Date: June 30, 2000